Exhibit 10.6

AMENDMENT NO. 3 AND WAIVER

TO CREDIT AGREEMENT AND GUARANTY

This AMENDMENT NO. 3 AND WAIVER TO CREDIT AGREEMENT AND GUARANTY, dated as of May 15, 2020 (this “Amendment”), is among Sonendo, Inc., a Delaware corporation (the “Borrower”), the Subsidiary Guarantors party hereto, the Lenders party hereto and Perceptive Credit Holdings, LP, a Delaware limited partnership, as the collateral agent for the Secured Parties (in such capacity, together with its successors and assigns, the “Collateral Agent”). Reference is made to the Credit Agreement and Guaranty, dated as of June 23, 2017 (as amended by Amendment No. 1 to Credit Agreement and Guaranty, dated as of October 3, 2018 and Amendment No. 2 to Credit Agreement and Guaranty, dated as of October 7, 2019 and as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Subsidiary Guarantors party thereto, the Lenders party thereto and the Collateral Agent. Capitalized terms used herein without definition shall have the same meanings as set forth in the Credit Agreement, as amended hereby.

RECITALS

WHEREAS, prior to the date hereof, the Borrower applied for, and received, an unsecured loan (the “PPP Loan”) in an aggregate principal amount of $5,137,505 provided by Silicon Valley Bank (the “PPP Lender”) under and pursuant to the U.S. Small Business Administration’s Paycheck Protection Program established under section 1102 of the Coronavirus Aid, Relief and Economic Security Act, as amended;

WHEREAS, prior to the date hereof, the Borrower repaid the outstanding principal amount of the PPP Loan to the PPP Lender in full;

WHEREAS, the Borrower has informed the Lenders that an Event of Default has occurred and is continuing under Section 11.01(d) of the Credit Agreement as a result of the failure by the Borrower to comply with the covenants set forth in (i) Section 9.01 of the Credit Agreement by incurring the PPP Loan (the “PPP Loan Default”) and (ii) Section 9.07 of the Credit Agreement by repaying the outstanding principal amount of the PPP Loan to the PPP Lender in full (the “PPP Repayment Default” and together with the PPP Loan Default, the “Specified Defaults”);

WHEREAS, the Borrower has requested that the Lenders waive the Specified Defaults and agree to amend Section 10.02 of the Credit Agreement, subject to the terms and conditions set forth herein; and

WHEREAS, subject to the terms and conditions hereof, the Lenders party hereto and the Collateral Agent are willing to agree to such amendments and other modifications.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1. AMENDMENTS.

A. Section 10.02 of the Credit Agreement is hereby amended by deleting the Calculation Date of “June 30, 2020” and deleting the amount set forth opposite such Calculation Date.

SECTION 2. WAIVERS TO CREDIT AGREEMENT.

A. Limited Waiver. The provisions of the Credit Agreement referred to below are hereby waived in accordance with this Section 2; provided that except as expressly so waived, the parties hereto expressly acknowledge and agree that (i) all other terms and provisions of the Credit Agreement and each other Loan Document shall continue in full force and effect in accordance with its terms and (ii) this Amendment constitutes a limited waiver and, except as expressly set forth herein, neither this Amendment nor any term or provision hereof shall be deemed to constitute a waiver of any Default or Event of Default for any future breach of the Credit Agreement or any other Loan Document.

B. Waiver of Specified Defaults. The Collateral Agent and the Lenders hereby waive any Event of Default that has arisen due to the Specified Defaults.

SECTION 3. REPRESENTATIONS AND WARRANTIES.

A. Each Obligor confirms and agrees that, notwithstanding the effectiveness of this Amendment, the obligations of such Obligor under each Loan Documents to which such Obligor is a party shall not be impaired and each Loan Document to which such Obligor is a party is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects.

B. Each Obligor hereby acknowledges and agrees that the Guaranteed Obligations will include all Obligations under, and as defined in, the Credit Agreement as amended by this Amendment.

C. Each Subsidiary Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Subsidiary Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Subsidiary Guarantor to any future amendments to the Credit Agreement.

D. In order to induce the Collateral Agent and the Lenders to enter into this Amendment, each Obligor represents and warrants to the Collateral Agent and the Lenders that the following statements are true, correct and complete:

(i) such Obligor has full power, authority and legal right to enter into this Amendment and perform its obligations under this Amendment and each Loan Document as amended hereby or thereby;

(ii) the transactions contemplated by this Amendment are within such Obligor’s corporate powers and have been duly authorized by all necessary corporate and, if required, by all necessary holders of the Equity Interests of such Obligor;

(iii) this Amendment has been duly executed and delivered by such Obligor and constitutes the legal, valid and binding obligation of such Obligor, enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by (x) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (y) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(iv) the transactions contemplated by this Amendment (1) do not require any Governmental Approval of, registration or filing with, or any other action by, any Governmental Authority or any Person, except for such as have been obtained or made and are in full force and effect, (2) will not violate (x) any Law or any order of any Governmental Authority, other than any such violations that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, or (y) the Organic Documents of such Obligor or its Subsidiaries, (3) will not violate or result in a default under any indenture, agreement or other instrument binding upon such Obligor or its Subsidiaries or assets, or give rise to a right thereunder to require any payment to be made by any such Person, and (4) will not result in the creation or imposition of any Lien (other than Permitted Liens) on any asset of such Obligor or its Subsidiaries; and

(v) both immediately before and after giving effect to this Amendment, (x) the representations and warranties set forth in this Amendment and each other Loan Document are, in each case, true and correct and (y) no Default or Event of Default (other than the Specified Defaults) has occurred and is continuing, or could reasonably be expected to result from this Amendment or the transactions contemplated hereby.

SECTION 4. CONDITIONS TO EFFECTIVENESS. This Amendment shall become effective only upon the satisfaction of the following conditions precedent (the date of satisfaction of all such conditions being referred to as the “Amendment Effective Date”):

A. The Obligors, the Collateral Agent and the Lenders shall have each indicated their consent to this Amendment by the execution and delivery of the signature pages hereto to the Collateral Agent.

B. (i) The statements, representations and warranties set forth in Section 3 above shall each be true and correct, both immediately before and after the effectiveness of this Amendment; and (ii) the Lenders shall have received a certificate, dated as of the Amendment Effective Date and in form and substance satisfactory to the Lenders, duly executed and delivered by a Responsible Officer of the Borrower, certifying as to the foregoing.

C. The Lenders shall have received an officer’s certificate of each Obligor, (i) confirming that there have been no changes to such Obligor’s Organic Documents since October 16, 2018, or if there have been any changes to such Obligor’s Organic Documents since such date, certifying as to such changes and (ii) copies of resolutions of each Obligor’s Board then in full force and effect authorizing the execution and delivery of this Amendment and the performance of the Credit Agreement as amended hereby, certified by a Responsible Officer of such Obligor.

D. The Collateral Agent and the Lenders shall have received all reasonable and documented out of pocket expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel for which the Borrower is responsible pursuant to Section 14.03 of the Credit Agreement) that are due and payable in connection with this Amendment.

SECTION 5. MISCELLANEOUS

A. Reference to and Effect on the Loan Documents.

(i) On and after the Amendment Effective Date, each reference in any Loan Document to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment.

(ii) Except as expressly amended hereby, all of the representations, warranties, terms, covenants, conditions and other provisions of the Loan Documents shall remain unchanged and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms. The amendments, waivers and modifications set forth herein shall be limited precisely as provided for herein to the provisions expressly amended herein or otherwise modified or consented to hereby and shall not be deemed to be an amendment to, waiver of, consent to or modification of any other term or provision of the Credit Agreement or any other Loan Document or of any transaction or further or future action on the part of any Obligor which would require the consent of the Lenders or the Collateral Agent under the Credit Agreement or any other Loan Document.

(iii) The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Collateral Agent or any Lender under any Loan Document or applicable Law.

(iv) This Amendment shall constitute a Loan Document.

B. Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Amendment.

C. Severability. If any provision hereof is found by a court to be invalid or unenforceable, to the fullest extent permitted by any Law, the parties agree that such invalidity or unenforceability shall not impair the validity or enforceability of any other provision hereof.

D. Integration. This Amendment constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

E. Governing Law. This Amendment and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of New York, without regard to principles of conflicts of laws that would result in the application of the laws of any other jurisdiction; provided that Section 5-1401 of the New York General Obligations Law shall apply.

F. Counterparts; Electronic Signatures. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. Any signature (including, without limitation, (x) any electronic symbol or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record and (y) any facsimile or .pdf signature) hereto or to any other certificate, agreement or document related to this Amendment, and any contract formation or record-keeping, in each case, through electronic means, shall have the same legal validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar state law based on the Uniform Electronic Transactions Act, and the parties hereto hereby waive any objection to the contrary.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BORROWER:

SONENDO, INC.

By	/s/ Michael Watts
Name: Michael Watts
Title: Chief Financial Officer

SUBSIDIARY GUARANTORS:

PIPSTEK, LLC

By	/s/ Michael Watts
Name: Michael Watts
Title: Chief Financial Officer

TDO SOFTWARE, INC.

By	/s/ Michael Watts
Name: Michael Watts
Title: Chief Financial Officer

PERCEPTIVE CREDIT HOLDINGS, LP, as the

Collateral Agent and a Lender

By: Perceptive Credit Opportunities GP, LLC,

its general partner

By:	/s/ Sandeep Dixit
Name:	Sandeep Dixit (Print)
Title:	Chief Credit Officer

By:	/s/ Sam Chawla
Name:	Sam Chawla (Print)
Title:	Portfolio Manager

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